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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            ------------------------

    We consent to the incorporation by reference in the registration statements of Transatlantic Holdings, Inc. on Forms S-8 (File No. 33-99764 and File No. 33-41474) of our report dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedules of Transatlantic Holdings, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 27, 1997